UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 6, 2026, Rohan Malhotra, Chief Executive Officer of Roadzen Inc. (the “Company”), posted the following statement on X (formerly Twitter) regarding the Company’s arrangements with Anthropic PBC (“Anthropic”) and the launch of its AI agents for insurance underwriting and claims:

“Congrats to the Anthropic team on this launch — their speed of execution is dizzying! Insurance is one of the last industries where critical decisions — underwriting, claims, policy administration — still bottleneck on human review and judgement. At @roadzeninc we’re changing that. Our agents run the full workflow, headless, start to finish, no handoffs. To do that at the precision insurers require, you need a harness that can hold across long-running workflows, coordinate across Roadzen’s proprietary AI models in a headless manner, and orchestrate multiple agents working in concert. Proud to have been an early launch partner for @AnthropicAI on the Managed Agents Platform. $RDZN”

In connection with the foregoing, the Company wishes to provide the following additional context:

The Company is a beta testing partner of Anthropic, an AI safety company and the developer of the Claude family of AI models, in connection with the launch of Anthropic’s Managed Agents Platform (the “MAP”), which entered public beta on May 6, 2026. The Company was one of a limited number of companies globally chosen as a pre-launch partner, receiving early access to the MAP prior to its public release.

The Company is launching new AI agents built on the MAP across insurance underwriting and claims. Underwriting represents the primary initial workstream, encompassing review of first of class insurance submissions, risk assessment and management, document validation, and underwriting decisioning — all coordinated through the Company’s proprietary AI models working in concert with Anthropic’s Claude reasoning layer inside the MAP’s multi-agent harness.

The Company believes this relationship represents a meaningful step in its strategy to build the most comprehensive suite of AI agents for the global insurance industry.

The information in this Item 7.01 is furnished pursuant to the rules and regulation of the Securities and Exchange Commission (“SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K that are not historical facts may be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise, except as required by applicable law or regulation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	May 7, 2026	By:	/s/ Jean-Noël Gallardo
		Name:	Jean-Noël Gallardo
		Title:	Chief Financial Officer